Registration No. 333-_____

As filed with the Securities and Exchange Commission on March 30, 2017

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GILAT SATELLITE NETWORKS LTD.
(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Gilat House 21 Yegia Kapayim Street, Kiryat Arye Petah Tikva 4913020, Israel
(Address of Principal Executive Offices) (Zip Code)

GILAT SATELLITE NETWORKS LTD. 2008 SHARE INCENTIVE PLAN
(Full title of the plans)

Wavestream Corporation 545 W. Terrace Dr San Dimas, CA 91773
(Name and address of agent for service)

909-581-9080
(Telephone number, including area code, of agent for service)

Copies to:
Steven J. Glusband, Esq. Carter Ledyard & Milburn LLP 2 Wall Street New York, NY 10005 Tel: 212-238-8605	Yael Shofar, Adv. General Counsel and Corporate Secretary Gilat Satellite Networks Ltd. Gilat House 21 Yegia Kapayim Street Kiryat Arye Petah Tikva 4913020, Israel Tel: 972-3-925-2000	Tuvia J. Geffen, Adv. Naschitz, Brandes, Amir & Co. 5 Tuval Street Tel-Aviv 6789717, Israel Tel: 972 3-623-5000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer ☐      Accelerated filer ☒      Non-accelerated filer ☐      Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price(3)	Amount of registration fee (2)
Ordinary Shares, par value NIS 0.20 per share	242,000	(2)	$5.14	$1,243,880	$144.17

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of the Registrant’s ordinary shares, par value NIS 0.20 per share (the “Ordinary Shares”) that may be offered or issued pursuant to the Gilat Satellite Networks Ltd. 2008 Share Incentive Plan (the “2008 Plan”) by reason of stock splits, stock dividends or similar transactions.

(2)	Issuable under options and other share incentive awards that may be granted in the future under the 2008 Plan.

(3)
Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $5.14, the average of the high and low prices of the Registrant’s Ordinary Shares as reported on The NASDAQ Global Select Market on March 29, 2017.

___________________________

This Registration Statement shall become effective immediately upon filing as provided in Rule 462 under the Securities Act of 1933.

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8 is to register an additional 242,000 Ordinary Shares for issuance under the Registrant’s 2008 Share Incentive Plan, or the Plan.

PART II

INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same share incentive plans is effective.

 In accordance with General Instruction E of Form S-8, the contents of the Registrant’s Registration Statements on Form S-8 (Files No. 333-180552, 333-187021, 333-204867 and 333-210820) filed with the Securities and Exchange Commission on April 4, 2012, on March 4, 2013, on June 11, 2015 and on April 19, 2016, respectively, are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

Item 8.	EXHIBITS.

4.1	Memorandum of Association, as amended (1)

4.2	Articles of Association, as amended and restated (2)

4.3	Gilat Satellite Networks Ltd. 2008 Share Incentive Plan (including the Israeli Sub-plan to the Gilat Satellite Networks Ltd. 2008 Share Incentive Plan) (3)

4.4	Amendment to Gilat Satellite Networks Ltd. 2008 Share Incentive Plan, dated May 19, 2015 (4)

4.5	Amendment No. 2 to Gilat Satellite Networks Ltd. 2008 Share Incentive Plan, dated April 7, 2016 (5)

4.6	Amendment No. 3 to Gilat Satellite Networks Ltd. 2008 Share Incentive Plan, dated February 13, 2017 (6)

4.7	Amendment No. 4 to Gilat Satellite Networks Ltd. 2008 Share Incentive Plan, dated March 27, 2017 (7)

5	Opinion of Naschitz, Brandes, Amir & Co., Advocates

23.1	Consent of Naschitz, Brandes, Amir & Co., Advocates (included in Exhibit 5)

23.2	Consent of Kost Forer Gabbay & Kasierer, a Member of Ernst & Young Global

24	Power of Attorney (included as part of this Registration Statement)

______________________________________

(1)	Filed as Exhibit 1.1 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2000, and incorporated herein by reference.

(2)	Filed as Exhibit 1.2 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2011, and incorporated herein by reference.

(3)
Filed as Exhibit 4.4 to the Registrant’s Registration Statement on Form S-8 (File No. 333-158476), filed with the Securities and Exchange Commission on April 8, 2009, and incorporated herein by reference.

(4)
Filed as Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8 (File No. 333-204867), filed with the Securities and Exchange Commission on June 11, 2015, and incorporated herein by reference.

(5)
Filed as Exhibit 4.5 to the Registrant’s Registration Statement on Form S-8 (File No. 333-210820), filed with the Securities and Exchange Commission on April 19, 2016, and incorporated herein by reference

(6)	Filed as Exhibit 4.7 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2016, and incorporated herein by reference.

(7)	Filed as Exhibit 4.8 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2016, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Petah Tikva, Israel on March 30, 2017.

By:	/s/ Dov Baharav
Dov Baharav
Chairman of the Boardof the Board

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dov Baharav, Yona Ovadia and Adi Sfadia, and each of them severally, his true and lawful attorney-in-fact, and agent each with power to act with or without the other, and with full power of substitution and resubstitution, to execute in the name of such person, in his capacity as a director or officer of Gilat Satellite Networks Ltd., any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or their substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities indicated on March 30, 2017.

Signature	Title
/s/ Dov Baharav Dov Baharav	Chairman of the Board of Directors
/s/ Yona Ovadia Yona Ovadia	Chief Executive Officer (Principal Executive Officer)
/s/ Adi Sfadia Adi Sfadia	Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ Amiram Boehm Amiram Boehm	Director
/s/ Dafna Cohen Dafna Cohen	Director
/s/ Ishay Davidi Ishay Davidi	Director
/s/ Meir Shamir Meir Shamir	Director
/s/ Aylon (Lonny) Rafaeli Aylon (Lonny) Rafaeli	Director
/s/ Zvi Lieber Dr. Zvi Lieber	Director
Dafna Sharir	Director
/s/ Amir Ofek Amir Ofek	Director
Wavestream Corporation By: /s/ Adi Sfadia Name: Adi Sfadia, Officer	Authorized Representative in the United States